EXHIBIT (10)(o)

PEOPLES BANCORP OF NORTH CAROLINA, INC.

OMNIBUS STOCK OWNERSHIP AND
LONG TERM INCENTIVE PLAN
February 19, 2009

THIS IS THE OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN (“Plan”) of Peoples Bancorp of North Carolina, Inc. (the “Company”), a North Carolina corporation with its principal office in Newton, Catawba County, North Carolina, under which Incentive Stock Options and Non-Qualified Options to acquire Shares of Common Stock, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and/or Book Value Shares may be granted from time to time to Eligible Directors and Eligible Employees of the Company and of any of its Subsidiaries, subject to the following provisions.

ARTICLE I
DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Award.  An award, grant or issuance of any of the Rights available under this Plan.

Award Agreement.  The agreement between the Company and/or the Bank and the Grantee that evidences and sets out the terms and conditions of an Award.

Bank.	Peoples Bank, Newton, North Carolina.

Board.  The Board of Directors of Peoples Bancorp of North Carolina, Inc.

Book Value Share.  The Right of a Grantee to receive cash compensation under such terms and conditions as described in Article VII.

Book Value Share Agreement.  The agreement between the Company and the Grantee with respect to Book Value Shares granted to such Grantee, including such terms and provisions as are necessary or appropriate under Article VII.

Change In Control.   Any one of the following corporate events: (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i) “Change of Ownership” shall mean the date one person (or group) acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Company.

(ii) “Change in Effective Control” means the date either (A) one person (or group) acquires (or has acquired during the proceeding 12 months) ownership of stock of the Company possessing 30% or more of the total voting power of the Company stock or (B) a majority of the board of directors of the Company is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the board of directors of the Company prior to such election.

(iii) “Change of Asset Ownership” means the date one person (or group) acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

(iv)  For purposes of determining whether the Company has undergone a Change in Control under the Plan, the term “Company” shall include any corporation that is a majority shareholder of the Company within the meaning of Section 409A (i.e., owning more than 50% of the total fair market value and total voting power of the Company).

Code.  The Internal Revenue Code of 1986, as amended.

Committee.  The Compensation Committee of the Board, which shall be composed solely of two or more members of the Board who are “non-employee directors” as described in Rule 16(b)(3) of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Common Stock.  The Common Stock, no par value, of the Company.

Corporate Transaction.  Any one or more of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including without limitation the capital stock of the Company’s Subsidiaries);

(iii)	approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv)	any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or entity or persons or entities different from those that held such securities immediately prior to such merger; or

(v)
acquisition by any person or entity or related group of persons or entities (other than the Company or a Company-sponsored employee benefit plan) of beneficiary ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control).

Death.  The date and time of death of an Eligible Director or Eligible Employee who has received Rights, as established by the relevant death certificate.

Disability.  The date on which an Eligible Director or Eligible Employee who has received Rights is:

(i)
Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii)
By reason of any medically determinable physical or mental impairment (which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months) receiving income replacement benefits for a period of 3 or more months under an accident and health plan covering employees of the Company and/or the Bank, or

(iii)	Determined to be disabled by the Social Security Administration.

Effective Date.  Pursuant to the action of the Board adopting the Plan, the date as of which this Plan is effective is the date it is approved by the Company’s shareholders.

Eligible Directors.  Those individuals who are duly elected directors of the Company or any Subsidiary who are serving in such capacity and who have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Eligible Employees.  Those individuals who meet the following eligibility requirements:

(i)
Such individual must be a full time employee of the Company or a Subsidiary.  For this purpose, an individual shall be considered to be an “employee” only if there exists between the Company or a Subsidiary and the individual the legal and bona fide relationship of employer and employee.  In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

(ii)
If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

(iii)	Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Fair Market Value.  With respect to the Company’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Sections 409 and 422 of the Code and to the extent consistent therewith, determined as follows, as of the date specified in the context within which such term is used:

(i)
When there is a public market for the Common Stock, the Fair Market Value shall be determined by (A) the closing price for a share on the market trading day on the date of the determination (and if a closing price was not reported on that date, then the arithmetic mean of the closing bid and asked prices at the close of the market on that date, and if these prices were not reported on that date, then the closing price on the last trading date on which a closing price was reported) on the stock exchange or national market system that is the primary market for the Shares; and (B) if the shares are not traded on such stock exchange or national market system, the arithmetic mean of the closing bid and asked prices for a share on the Nasdaq Stock Market for the day prior to the date of the determination (and if these prices were not reported on that date, then on the last date on which these prices were reported), in each case as reported in The Wall Street Journal or such other source that the Committee considers reliable in its exclusive discretion.

(ii)
If the Committee, in its exclusive discretion, determines that the foregoing methods do not apply or produce a reasonable valuation, then Fair Market Value shall be determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date within twelve (12) months before the date of the transaction for which the appraisal is used, e.g., the date of grant of an Award (the “Appraisal”).  If the Committee, in its exclusive discretion, determines that the Appraisal does not reflect information available after the date of the Appraisal that may materially affect the value of the shares, then Fair Market Value shall be determined by a new Appraisal.

(iii)	The Committee shall maintain a written record of its method of determining Fair Market Value.

Grantee.  A person who receives or holds an Award under the Plan.

ISO.  An “incentive stock option” as defined in Section 422 of the Code.

Non-Qualified Option.  Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Option Agreement.  The agreement between the Company and a Grantee with respect to Options granted to such Grantee, including such terms and provisions as are necessary or appropriate under Article III.

Options.  ISOs and Non-Qualified Options are collectively referred to herein as “Options;” provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Parent.  A corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if on the date of grant of an Award each corporation, other than the Company, owns stock possessing at least fifty (50%) percent of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Performance Units.  The Right of a Grantee to receive a combination of cash and Shares under such terms and conditions as described in Article V.

Performance Unit Agreement.  The agreement between the Company and a Grantee with respect to the award of Performance Units to the Grantee, including such terms and conditions as are necessary or appropriate under Article V.

Plan Pool.  A total of 360,000 shares of authorized but unissued Common Stock, as such number may be adjusted from time to time in accordance with the provisions of the Plan.

Registration.  The registration by the Company under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Shares under this Plan, and/or the Shares acquirable under this Plan.

Related Entity. A corporation or other entity, other than the Company, to which the Grantee primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity that has a controlling interest in the corporation or other entity to which the Grantee primarily provides services on the date of grant of an Award.  For a corporation, a controlling interest means ownership of stock possessing at least fifty (50%) percent of total combined voting power of all classes of stock, or at least fifty (50%) percent of the total value of all classes of stock.  For a partnership or limited liability company, a controlling interest means ownership of at least fifty

(50%) percent of the profits interest or capital interest of the entity.  In determining ownership, the rules of Treasury Regulation §§1.414(c)-3 and 1.414(c)-4 apply.

Related Entity Disposition.  The sale, distribution, or other disposition by the Company, Parent, or a Subsidiary of all or substantially all of the interests of the Company, Parent, or a Subsidiary in any Related Entity effected by a sale, merger, consolidation, or other transaction involving that Related Entity, or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, Parent, or a Subsidiary.

Restricted Stock.  The Shares which a Grantee shall be entitled to receive under such terms and conditions as described in Article IV.

Restricted Stock Agreement.  The agreement between the Company and a Grantee with respect to Rights to receive Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Restricted Stock Units.  The Right of a Grantee to receive cash and/or Shares under such terms and conditions as described in Article IV.

Restricted Stock Unit Agreement.  The agreement between the Company and a Grantee with respect to Rights to receive the value of Shares, either in the form of cash or Shares, including such terms and provisions as are necessary or appropriate under Article IV.

Rights.  The rights to exercise, purchase or receive the Options, Restricted Stock, Restricted Stock Units, Performance Units, SARs and Book Value Shares described herein.

SAR.  The Right of a Grantee to receive cash under such terms and conditions as described in Article VI.

SAR Agreement.  The agreement between the Company and a Grantee with respect to the SAR awarded to the Grantee, including such terms and conditions as are necessary or appropriate under Article VI.

SEC.  The Securities and Exchange Commission.

Section 409A.  Internal Revenue Code Section 409A, including guidance and regulations issued thereunder.

Section 424 Corporate Transaction.  The occurrence, in a single transaction or a series of related transactions, of any one or more of the following:  (i) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than fifty (50%) percent of the outstanding stock of the Company; (iii) the consummation of a merger, consolidation, or similar transaction after which the Company is not the surviving corporation; (iv) the consummation of a merger, consolidation, or similar transaction after which the Company is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property, or cash; or (v) a distribution by the Company (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation §1.424-1(e)(4)(v)).

Separation from Service.  When an employee, director, and contractor to the Company, Bank, and all Parents and Related Entities has a “separation from service” within the meaning of Section 409A, including when the Grantee dies, retires or has a termination of service in as explained in the following provisions:

(i)
The employment relationship is treated as continuing intact while the Grantee is on military leave, sick leave, or other bona fide leave of absence, if the period of leave does not exceed six (6) months or, if longer, as long as the employee’s right to reemployment with the Company, Bank, a Parent or a Related Entity is provided by statute or contract.  A leave of absence is bona fide only if there is a reasonable expectation that the employee will return to perform services for the Company, Bank, Parent, or Related Entity.  If the period of leave exceeds six (6) months and the Grantee’s right to reemployment is not provided by statute or contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period;

(ii)
A director or contractor has a separation from service upon the expiration of the contract, and if there is more than one contract, all contracts, under which the director or contractor performs services as long as the expiration is a good faith and complete termination of the contractual relationship; and

(iii)
If a Grantee performs services in more than one capacity, the Grantee must separate from service in all capacities as an employee, director, and contractor.  Notwithstanding the foregoing, if a Grantee provides services both as an employee and a director, the services provided as a director are not taken into account in determining whether the Grantee has a separation from service as an employee under a nonqualified deferred compensation plan in which the Grantee participates as an employee and that is not aggregated under Section 409A with any plan in which the Grantee participates as a director.  In addition, if a Grantee provides services both as an employee and a director, the services provided as an employee are not taken into account in determining whether the Grantee has a separation from service as a director under a nonqualified deferred compensation plan in which the Grantee participates as a director and that is not aggregated under Section 409A with any plan in which the Grantee participates as an employee.

Share.  A share of Common Stock.

Specified Employee.  A “specified employee” as defined by Section 409A.  As of the date of the adoption of this amended and restated Plan, Section 409A provides that if the

Company’s Common Stock is publicly traded on an established securities market or otherwise, then “specified employee” means senior officers who make $130,000 or more annually (indexed) (limited to the top 3 such officers or, if greater (up to a maximum of 50), the top 10%)); 1% owners whose compensation is $150,000 or more annually; and 5% owners regardless of their compensation).

Subsidiary. A subsidiary corporation, whether now or hereafter existing, under Code Section 424(f).

Tax Withholding Liability.  All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

Termination of Employment.  In this Plan, all references to termination of employment mean that the Eligible Employee or Eligible Director has had a Separation from Service.

Transfer.  The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a Share or of a Right.

1933 Act.  The Securities Act of 1933, as amended.

1934 Act.  The Securities Exchange Act of 1934, as amended.

ARTICLE II
GENERAL

Section 2.1.  Purpose.  The purposes of this Plan are to encourage and motivate directors and key employees to contribute to the successful performance of the Company and its Subsidiaries and the growth of the market value of the Common Stock; to achieve a unity of purpose among such directors, key employees and the Company’s shareholders by providing ownership opportunities, and a unity of interest among such parties in the achievement of the Company’s primary long term performance objectives; and to retain key employees by rewarding them with potentially tax-advantageous future compensation.  These objectives will be promoted through the granting of Rights to designated Eligible Directors and Eligible Employees pursuant to the terms of this Plan.

Section 2.2.  Administration.

(a)  The Plan shall be administered by the Committee which meets, and shall continue to meet, the standards of Rule 16b-3(d)(1) promulgated by the SEC under the 1934 Act.  Subject to the provisions of SEC Rule 16b-3(d)(1), the Committee may designate any officers or employees of the Company or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b)  Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby.  By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the Rights granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to the Plan; (d) to determine the Eligible Employees to whom and the time or times at which such Rights shall be granted, the number of Shares, as and when applicable, to be subject to each Right, the exercise, other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan, provided that the determination must be in compliance with Section 409A if Section 409A applies to the Rights; and (e) to make all other determinations necessary or advisable for the administration of the Plan.  Provided, however, that the Committee shall administer and interpret the Plan in a manner so as to comply with Section 409A to the extent that Section 409A applies to any portion(s) of the Plan.  Only the full Board has the discretion to determine the Eligible Directors to whom and the time or times at which such Rights shall be granted, the number of Shares, as and when applicable, to be subject to each Right, the exercise, and other relevant purchase price or value pertaining to a Right.  References to the Committee contained in this Agreement will also mean the Board wherever Rights of Eligible Directors are addressed.

(c)  It shall be in the discretion of the Committee to grant Options to purchase Shares which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options.  Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

(d)  The intent of the Company is to register the (i) offering of Shares pertaining to or underlying the Rights and the offering of Rights pursuant to this Plan, (ii) this Plan and (iii) the Rights, to the extent required, under the 1933 Act and applicable state securities and “Blue Sky” laws.  In such event, the Company shall make available to Eligible Directors and Eligible Employees receiving Rights, and/or Shares in connection therewith, all disclosure documents required under such federal and state laws.  If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right, and/or Shares in connection therewith, with such information about the Company as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the Rights granted under this Plan.  In addition, if such Registration shall not occur, the Committee shall be responsible for determining the maximum number of Eligible Directors and Eligible Employees and the suitability of particular persons to be Eligible Directors and Eligible Employees in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(e)  In determining the Eligible Directors and Eligible Employees to whom Rights shall be granted and the number of Shares to be covered by each Right, the Committee shall take into account the nature of the services rendered by such Eligible Directors and Eligible Employees, their present and potential contributions to the success of the Company and/or the Subsidiaries and such other factors as the Committee shall deem relevant.  An Eligible Director or Eligible Employee who has been granted a Right under the Plan may be granted additional Rights under the Plan if the Committee shall so determine.

If, pursuant to the terms of the Plan, or otherwise in connection with the Plan, it is necessary that the percentage of stock ownership of an Eligible Director or Eligible Employee be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(f)  The granting of Rights pursuant to this Plan is in the exclusive discretion of the Committee, and until the Committee acts, no individual shall have any rights under this Plan.  The terms of this Plan shall be interpreted in accordance with this intent.

Section 2.3.  Stock Matters.

(a)  Shares Available for Rights.  Shares shall be subject to, or underlying, grants of Options, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Book Value Shares under this Plan.  The total number of Shares for which, or with respect to which, Rights may be granted (including the number of Shares in respect of which Restricted Stock, Restricted Stock Units, SARs, Performance Units and Book Value Shares may be granted) under this Plan shall be those designated in the Plan Pool.  In the event that a Right granted under the Plan to any Eligible Director or Eligible Employee expires or is terminated unexercised as to any Shares covered thereby, such Shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of the Plan as described in Section 8.3, then any Shares covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b)  Adjustments Upon Changes in Capitalization.  Subject to any required action by the Company’s shareholders, the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Committee determines in its exclusive discretion require adjustment, may be proportionately adjusted for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or similar event affecting the Shares; (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or (c) as the Committee determines in its exclusive discretion, any other transaction with respect to Common Stock to which Code Section 424(a) applies or any similar transaction; provided, however, that conversion of any convertibles securities of the Company shall not be deemed to have been effected without receipt of consideration.  Such adjustment, if any, shall be made by the Committee in its exclusive discretion, and its determination shall be final, binding and conclusive.  Except as the Committee determines in its exclusive discretion, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

(c)  Corporate Transactions/Changes in Control/Related Entity Dispositions.  Except as otherwise provided in an Award Agreement:

(i)
On the specified effective date of a Corporate Transaction or Change in Control, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, for all the Shares at the time represented by such Award (except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code).  Notwithstanding the foregoing provisions, the Committee may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(ii)
On the specified effective date of a Related Entity Disposition, for each Grantee who on such specified effective date is engaged primarily in service to the Related Entity that is the subject of the Related Entity Disposition, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all the Shares at the time represented by such Award.  Notwithstanding the foregoing provisions, the Committee may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(iii)
The Committee may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that if the requirements of Treas. Reg. §1.424-1 (without regard to the requirement described in Treas. Reg. §1.424-1(a)(2) that an eligible corporation be the employer of the optionee) would be met if the stock right were an ISO, the substitution of a new stock right pursuant to a Section 424 Corporate Transaction for an outstanding stock right or the assumption of an outstanding stock right pursuant to a Section 424 Corporate Transaction shall not be treated as the grant of a new stock right or a change in the form of payment.  The requirement of Treas. Reg. §1.424-1(a)(5)(iii) is deemed satisfied if the ratio of the exercise price to the Fair Market Value of the Shares immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the Shares immediately before the substitution or assumption.  In the case of a transaction described in Code Section 355 in which the stock of the distributing corporation and the stock distributed in the transaction are both readily tradable on an established securities market immediately after the transaction, the requirements of Treas. Reg. §1.424-1(a)(5) may be satisfied by:

(1)
using the last sale before or the first sale after the specified date as of which such valuation is being made, the closing price on the last trading day before or the trading day of a specified date, the arithmetic mean of the high and low prices on the last trading day before or the trading day of such specified date, or any other reasonable method using actual transactions in such stock as reported by such market on a specified date, for the stock of the distributing corporation and the stock distributed in the transaction, provided the specified date is designated before such specified date, and such specified date is not more than sixty (60) days after the transaction;

(2)
using the arithmetic mean of such market price on trading days during a specified period designated before the beginning of such specified period, when such specified period is not longer than thirty (30) days and ends no later than sixty (60) days after the transaction; or

(3)	using an average of such prices during such prespecified period weighted based on the volume of trading of such stock on each trading day during such prespecified period.

(d)  No Limitations on Power of Company.  The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(e)  No fractional Shares shall be issued under this Plan for any adjustment under Section 2.3(b).

Section 2.4.  Section 409A Matters.  The Plan and the Awards issued hereunder are intended to fall within available exemptions from the application of Section 409A of the Code (the incentive stock option exemption, the exemption for certain nonqualified stock options and stock appreciation rights issued at Fair Market Value, the restricted property exemption, and/or the short-term deferral exemption).  Thus, it is intended that the Awards fall outside the scope of Section 409A and are not required to comply with the Section 409A requirements.  The Plan and the Awards will be administered and interpreted in a manner consistent with the intent set forth herein.  Notwithstanding anything to the contrary in this Plan or in any Award Agreement, (i) this Plan and each Award Agreement may be amended from time to time as the Committee may determine to be necessary or appropriate in order to avoid any grant of any Rights, this Plan, or any Award Agreement from resulting in the inclusion of any compensation in the gross income of any Participant under Section 409A as amended from time to time, and (ii) if any provision of this Plan or of any Award Agreement would otherwise result in the inclusion of any compensation in the gross income of any Participant under Section 409A as amended from time to time, then such provision shall not apply as to such Participant and the Committee, in its discretion, may apply in lieu thereof another provision that (in the judgment of the Committee) accomplishes the intent of this Plan or such Award Agreement without resulting in such inclusion so long as such action by the Committee does not violate Section 409A.  The Company makes no representation or warranty regarding the treatment of this Plan or the benefits payable under this Plan or any Award Agreement under federal, state or local income tax laws, including Section 409A.

Section 2.5.  Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to Section 409A, and subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements.  The Board may not, without the consent of the Grantee of an Award previously granted, make any alteration which would deprive the Grantee of his rights with respect thereto, except to the extent an amendment is required in order for the Award to comply with Section 409A, if applicable to the Award, or to fall within an exemption from Section 409A.

Section 2.6.  Compliance with Rule 16b-3.  With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article III are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.  To the extent any provision of this Article III or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 2.7.  Term and Termination of Awards other than Performance Units.

(a)  The Committee shall determine, and each Award Agreement shall state, the expiration date or dates of each Award, but such expiration date shall be not later than ten (10) years after the date such Award is granted (the “Award Period”).  In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Award Period shall be not later than five (5) years after the date such ISO is granted.  The Committee, in its discretion, may extend the expiration date or dates of an Award Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 2.7(a).  Provided further that no extension will be granted if it would violate Section 409A to the extent that Section 409A applies to the Award.

(b) To the extent not previously exercised, each Award will terminate upon the expiration of the Award Period specified in the Award Agreement; provided, however, that each such Award will terminate upon the earlier of: (i) twelve (12) months after the date that the Grantee ceases to be an Eligible Director or Eligible Employee by reason of Death or Disability; or (ii) immediately as of the date that the Grantee ceases to be an Eligible Director or Eligible Employee for any reason other than Death or Disability.  Any portions of Awards not exercised within the foregoing periods shall terminate.

(c)  This Section 2.7 applies to all Awards other than Performance Units.

Section 2.8.  Delay of Certain Payments Upon Termination of Employment.  Notwithstanding anything in the Plan to the contrary, to the extent any Right is subject to Section

409A, and payment or exercise of such Right is on account of a Termination of Employment, such payment or exercise shall only be effectuated if the Grantee incurs a Separation from Service.  Payment will occur on the 60th day after the Separation from Service.  Provided, however, that if the Grantee is a Specified Employee, payment or exercise shall be effectuated on the first day of the seventh month following the Separation from Service.

ARTICLE III
OPTIONS

Section 3.1.  Grant of Options.

(a)  The Company may grant Options to Eligible Directors and Eligible Employees as provided in this Article III.  Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, and (ii) the execution and delivery of an Option Agreement by the Grantee and a duly authorized officer of the Company.  Options will not be deemed granted hereunder merely upon authorization of such grant by the Committee.  The aggregate number of Shares potentially acquirable under all Options granted shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b)  The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options.  The aggregate Fair Market Value (determined as of the time an ISO is granted) of the Shares as to which an ISO may first become exercisable by a Grantee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”).  If a Grantee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to the number of Shares which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.

Section 3.2.  Exercise Price.    The exercise price of each Option granted under the Plan (the “Exercise Price”) shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option.  In the case of ISOs granted to a shareholder who owns capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (a “10% Shareholder”), the Exercise Price of each Option granted under the Plan to such 10% Shareholder shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the Option.

Section 3.3.  Terms and Conditions of Options.

(a)  All Options must be granted within ten (10) years of the Effective Date.

(b)  The Committee may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee.  The Committee may grant Non-Qualified Options to an Eligible Director but may not grant ISOs to an Eligible Director.

(c)  The grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III, and the Option Agreement will fix the number of Shares subject to the Option.

(d)  At the discretion of the Committee, a Grantee, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee.

(e)  Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(f) Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of Shares acquirable thereunder.  Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(g)  Not less than one hundred (100) Shares may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Grantee.

(h)  A Grantee shall have no rights as a shareholder of the Company with respect to any Shares underlying such Option until payment in full of the Exercise Price by such Grantee for the stock being purchased.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares is fully paid for, except as provided in Sections 2.3(b) and 2.3(c).

(i)  All Shares obtained pursuant to an Option which is designated and qualifies as an ISO shall be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the ISO or (ii) one (1) year after the issuance of such Shares pursuant to the exercise of the ISO.  Such Shares shall be held by the Company or its designee.  The Grantee who has exercised the ISO shall have all rights of a shareholder, including, but not limited, to the rights to vote, receive dividends and sell such shares.  The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the Shares acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

(j)   When Non-Qualified Options are transferred or exercised, the transfer or exercise shall be subject to taxation under Code Section 83 and Treasury Regulation §1.83-7.  No Non-Qualified Option awarded hereunder shall contain any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Treasury Regulation §1.83-7 or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested as defined in Treasury Regulation §1.83-3(b).  Further, each Non-Qualified Option will comply with any other applicable Section 409A requirement in order to maintain the status of the Non-Qualified Option as exempt from the requirements of Section 409A.

Section 3.4.  Exercise of Options.

(a)  A Grantee must at all times be an Eligible Director or Eligible Employee from the date of grant until the exercise of the Options granted, except as provided in Section 2.7(b).

(b)  An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of Shares to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of withholding taxes pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such Shares in violation of the 1933 Act; provided, however, that in the event of the prior occurrence of the Registration or in the event resale of such Shares without such Registration would otherwise be permissible, the second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

(c)  As a condition to the issuance of the Shares upon full or partial exercise of a Non-Qualified Option, the Grantee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d)  The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, bank draft or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of outstanding shares of the Common Stock owned by the Grantee with a Fair Market Value at the date of delivery equal to the aggregate Exercise Price of the Option(s) being exercised, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above.  No Shares shall be delivered until full payment has been made.  Except as provided in Sections 2.3(b) and 2.3(c), the Committee may not approve a reduction of such Exercise Price in any such Option, or the cancellation of any such Options and the regranting thereof to the same Grantee at a lower Exercise Price, at a time when the Fair Market Value of the Common Stock is lower than it was when such Option was granted.

Section 3.5.  Restrictions On Transfer.  An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Grantee to whom it was granted, may be exercised only by such Grantee.

Section 3.6.  Stock Certificates.  Certificates representing the Shares issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof.  The Company may place a “stop transfer” order against such Shares until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.6 have been complied with.

ARTICLE IV
RESTRICTED STOCK AND RESTRICTED STOCK UNIT GRANTS

Section 4.1.  Grants of Restricted Stock.

(a)  The Company may grant Restricted Stock or Restricted Stock Units to Eligible Directors and Eligible Employees as provided in this Article IV.  Shares of Restricted Stock or Restricted Stock Units will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a Restricted Stock Agreement or Restricted Stock Unit Agreement, as applicable, by the Grantee and a duly authorized officer of the Company.  Restricted Stock and Restricted Stock Units will not be deemed to have been granted merely upon authorization by the Committee.  The aggregate number of Shares potentially acquirable under all Restricted Stock Agreements and all Restricted Stock Unit Agreements shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

(b)  Each grant of Restricted Stock or Restricted Stock Units pursuant to this Article IV will be evidenced by a Restricted Stock Agreement or Restricted Stock Unit Agreement, as applicable, between the Company and the Grantee in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV.  Each Restricted Stock Agreement and Restricted Stock Unit Agreement will specify the purchase price per share (the “Purchase Price”), if any, with respect to the Restricted Stock or Restricted Stock Units to be issued to the Grantee thereunder.  The Purchase Price will be fixed by the Committee in its exclusive discretion.  The Purchase Price will be payable to the Company in United States dollars in cash or by check or such other legal consideration as may be approved by the Committee, in its exclusive discretion.

(c)  Without limiting the foregoing, each Restricted Stock Agreement and Restricted Stock Unit Agreement shall include the following terms and conditions:

(i)  Nothing contained in this Article IV, any Restricted Stock Agreement, any Restricted Stock Unit Agreement, or in any other agreement executed in connection with the issuance of Restricted Stock or Restricted Stock Units under this Article IV will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(ii)  Except as otherwise provided herein, each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall specify the period or periods of time within which each share of Restricted Stock or Restricted Stock Unit or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Restricted Stock acquirable thereunder.  Such Vesting Period will be fixed by the Committee in its discretion, but generally shall be at least two (2) years and one day of continued service with the Company.  The Committee may, in its discretion, establish a shorter Vesting Period by specifically providing for such shorter period in the Restricted Stock Agreement; provided, however, that the Vesting Period shall not be less than one (1) year and one day of continued service with the Company after the date on which the Restricted Stock Right is granted.

(iii)  Each Restricted Stock Unit Agreement shall specify whether the distribution will be in the form of cash, shares or a combination of cash and shares.

(iv)  Upon satisfaction of the Vesting Period and any other applicable restrictions, terms and conditions, the Grantee shall be entitled to receive his Restricted Stock or payment of his Restricted Stock Unit(s) on or before the sixtieth (60th) day following satisfaction of the Vesting Period as provided in the Restricted Stock Agreement or Restricted Stock Unit Agreement, as applicable.

Section 4.2.  Restrictions on Transfer of Restricted Stock and Restricted Stock Units.

(a)  Restricted Stock Units may not be Transferred, and shares of Restricted Stock acquired by a Grantee may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c).  All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.

(b)  Any Transfer of Restricted Stock Units and any prohibited Transfer of Restricted Stock is void and of no effect.  Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2, or exercise any other legal or equitable remedy.

(c)  Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Agreement and this Article IV are adequately protected with respect to the

Restricted Stock so Transferred.  Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock, and of the applicable Restricted Stock Agreement, as if the transferee were the original Grantee of such Restricted Stock.

(d)  To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Grantee of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Grantee and the Grantee’s spouse, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan and the Restricted Stock Agreement.  The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Agreement.  Each Grantee acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable.  The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

Section 4.3.   Compliance with Law.  Notwithstanding any other provision of this Article IV, Restricted Stock and Restricted Stock Units may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition.  The Company may include shares of Restricted Stock and Restricted Stock Units in a Registration, but will not be required to register or qualify Restricted Stock or Restricted Stock Units with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Director or Eligible Employee would be issued Restricted Stock or Restricted Stock Units hereunder prior to such issuance.

Section 4.4.  Stock Certificates.  Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof.  The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Agreement and in the legends referred to in this Section 4.4, have been complied with.

Section 4.5.  Market Standoff.  To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Grantee of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC in connection with such offering.

Section 4.6.   Rights of Grantees of Restricted Stock or Restricted Stock Units.

(a)  A Grantee shall have no rights as a stockholder of the Company unless and until he receives Restricted Shares at the conclusion of the Vesting Period.

(b)  A Grantee shall have no rights other than those of a general creditor of the Company.  Restricted Stock and Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

(c)  Unless the Committee otherwise provides in a dividend agreement awarded to the Grantee at the time of the Award Agreement, the Grantee shall have no rights to dividends, whether cash or stock, until the Restricted Stock and/or Restricted Stock Units vest and Shares are delivered to the Grantee except as provided in Sections 2.3(b) and 2.3(c).

ARTICLE V
PERFORMANCE UNITS

Section 5.1.  Awards of Performance Units.

(a)  The Committee may grant awards of Performance Units to Eligible Directors and Eligible Employees as provided in this Article V.  Performance Units will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a Performance Unit Agreement by the Grantee and an authorized officer of the Company.  Performance Units will not be deemed granted merely upon authorization by the Committee.  Performance Units may be granted in such amounts and to such Grantees as the Committee may determine in its sole discretion subject to the limitation in Section 5.2 below.

(b)  Each grant of Performance Units pursuant to this Article V will be evidenced by a Performance Unit Agreement between the Company and the Grantee in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

(c)  Except as otherwise provided herein, Performance Units will be distributed only after the end of a performance period of two or more years (“Performance Period”) beginning with the year in which such Performance Units were awarded.  The Performance Period shall be set by the Committee for each year’s awards.

(d)  The percentage of the Performance Units awarded under this Section 5.1 that will be distributed to Grantees shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period;

provided, however, that the Committee may adopt one or more performance categories or eliminate all performance categories other than financial performance.  Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below.  Other performance categories adopted by the Committee shall be based on measurements of performance as the Committee shall deem appropriate.

(e)  Distributions of Performance Units awarded will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one, against financial results.  The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Committee for the entire Performance Period.  The resulting percentage factors shall determine the percentage of Units to be distributed.

No distributions of Performance Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Committee, is not achieved for the Performance Period.  The performance levels achieved for each Performance Period and percentage of Performance Units to be distributed shall be conclusively determined by the Committee.

(f)  The percentage of Performance Units awarded and which Grantees become entitled to receive based on the levels of performance will be determined as soon as practicable after each Performance Period and are called “Retained Performance Units.”

(g)  On or before the 60th day after determination of the number of Retained Performance Units, such Retained Performance Units shall be distributed in the form of a combination of shares and cash.  The Committee, in its sole discretion, will determine how much of the Retained Performance Unit will be distributed in cash and how much will be distributed in Shares.  The Performance Units awarded, but which Grantees do not become entitled to receive, shall be cancelled.

(h)  Notwithstanding any other provision in this Article V, the Committee, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may adopt rules pursuant to which Eligible Employees by virtue of hire, or promotion or upgrade to a higher employee grade classification, or special individual circumstances, may be granted the total award of Performance Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.

Section 5.2.  Limitations.  The aggregate number of Shares potentially distributable under all Units granted shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 5.3.  Terms and Conditions.

(a)  All awards of Performance Units must be made within ten (10) years of the original Effective Date.

(b)  The award of Performance Units shall be evidenced by a Performance Unit Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article V.

(c)  Nothing contained in this Article V, any Performance Unit Agreement or in any other agreement executed in connection with the award of Performance Units under this Article V will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

Section 5.4.  Special Distribution Rules.

(a)  Except as otherwise provided in this Section 5.4, a Grantee must be an Eligible Director or Eligible Employee from the date a Unit is awarded to him or her continuously through and including the date of distribution of such Unit.

(b)  In case of the Death or Disability of a Grantee prior to the end of any Performance Period, whether before or after any event set forth in Section 2.3(c), the number of Performance Units awarded to the Grantee for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability.  The remaining Performance Units, reduced in the discretion of the Committee to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed within a reasonable time after Death or Disability.  All other Units awarded to the Grantee for such Performance Period shall be cancelled.

(c)  In case of the termination of the Grantee’s status as an Eligible Director or Eligible Employee prior to the end of any Performance Period for any reason other than Death or Disability, all Performance Units awarded to the Grantee with respect to any such Performance Period shall be immediately forfeited and cancelled.

(d)  Upon a Grantee’s promotion to a higher employee grade classification, the Committee may award to the Grantee the total Performance Units, or any portion thereof, which are associated with the higher employee grade classification for the current Performance Period.

Notwithstanding any other provision of the Plan, the Committee may reduce or eliminate awards to a Grantee who has been demoted to a lower employee grade classification, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be cancelled.

Section 5.5.  Rights of Grantees of Performance Units.

(a)  A Grantee shall have no rights as a stockholder of the Company unless and until he receives Shares, if any.

(b)  A Grantee shall have no rights other than those of a general creditor of the Company.  Performance Units represent an unfunded and unsecured obligation of the Company.

(c)  Unless the Committee otherwise provides in a dividend agreement awarded to the Grantee at the time of the Performance Unit Agreement, the Grantee shall have no rights to dividends, whether cash or stock, unless and until Shares are delivered to the Grantee except as provided in Sections 2.3(b) and 2.3(c).

Section 5.6.  Extraordinary Adjustment.  In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned.  Provided, however, that such adjustment must comply with Section 409A.  Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; or compliance with judicial decrees or other legal authorities.

Section 5.7.  Other Conditions.

(a)  No person shall have any claim to be granted an award of Performance Units under this Article V and there is no obligation for uniformity of treatment of Eligible Directors, Eligible Employees or Grantees under this Article V.  Performance Units under this Article V may not be Transferred.

(b)  The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Grantee or other person receiving Shares under this Article V shall be required to pay to the Company, any Tax Withholding Liability.  The number of Shares to be distributed to any individual Grantee may be reduced by the number of Shares, the Fair Market Value on the Distribution Date (as defined in Section 5.7(d) below) of which is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability or the Grantee may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

(c)  Any distribution of Shares under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or Nasdaq National Market requirements, are satisfied.  The Shares distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

(d)  For the purpose of distribution of Performance Units in cash, the value of a Performance Unit shall be the Fair Market Value on the Distribution Date.  The “Distribution Date” shall be the first business day of April in the year of distribution, except that in the case of special distributions the Distribution Date shall be the first business day of the month in which the Committee determines the distribution.

(e)  Notwithstanding any other provision of this Article V and subject also to Section 5.5(c), no dividends shall accrue and no distributions of Performance Units shall be made if at the time a dividend would otherwise have accrued or distribution would otherwise have been made:

(i)  The regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Company;

(ii)  The rate of dividends on the Common Stock is lower than at the time the Performance Units to which the accrued dividend relates were awarded, adjusted for any change of the type referred to in Section 2.3(b).

(iii)  Estimated consolidated net income of the Company for the twelve-month period preceding the month the dividend would otherwise have accrued distribution would otherwise have been made is less than the sum of the amount of the accrued dividends and Performance Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or

(iv)  The dividend accrual or distribution would result in a default in any agreement by which the Company is bound.

(f)  In the event net income available under Section 5.7(e) above for accrued dividends and awards eligible for distribution under this Article V is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) accrued dividends, and (ii) Performance Units eligible for distribution under this Article V.

Section 5.8.  Restrictions On Transfer.  Performance Units granted under Article V may not be Transferred except by will or the laws of descent and distribution or as otherwise provided in Section 5.9, and during the lifetime of the Grantee to whom it was awarded, cash and Shares receivable with respect to Performance Units may be received only by such Grantee.

Section 5.9.  Designation of Beneficiaries.  A Grantee may designate a beneficiary or beneficiaries to receive all or part of the Shares and/or cash to be distributed to the Grantee under this Article V in case of Death.  A designation of beneficiary may be replaced by a new designation or may be revoked by the Grantee at any time.  A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Grantee and delivered to the Company prior to the Grantee’s Death.  In case of the Grantee’s Death, the amounts to be distributed to the Grantee under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries.  The amount distributable to a Grantee upon Death and not subject to such a designation shall be distributed to the Grantee’s estate.  If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Grantee, in which event the Company shall have no further liability to anyone with respect to such amount.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1.  Grants of SARs.

(a)  The Company may grant SARs to Eligible Directors and Eligible Employees under this Article VI.  SARs will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a SAR Agreement by the Grantee and a duly authorized officer of the Company.  SARs will not be deemed granted merely upon authorization by the Committee.  The aggregate number of Shares which shall underlie SARs granted hereunder shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

(b)  Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Company and the Grantee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.

Section 6.2.  Terms and Conditions of SARs.

(a)  All SARs must be granted within ten (10) years of the Effective Date.

(b)  Each SAR issued pursuant to this Article VI shall have an initial base value (the “Base Value”) equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR (the “SAR Issuance Date”).

(c)  Nothing contained in this Article VI, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article VI will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(d)  Except as otherwise provided herein, each SAR Agreement shall specify the number of Shares covered by the SAR and the period or periods of time within which each SAR or portion thereof will first become exercisable (the “SAR Vesting Period”) with respect to the total Cash Payment (as defined in Section 6.4(b)) receivable thereunder.  Such SAR Vesting Period will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(e)  SARs relating to no less than one hundred (100) Shares may be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the Grantee.

(f)  A Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by such SAR.  No adjustment shall be made to a SAR for dividends (ordinary or extraordinary, whether in cash, securities or other property).

                (g)  Notwithstanding anything in the Plan to the contrary, no SAR shall contain any feature for the deferral of compensation other than the right to receive compensation equal to the difference between the Base Value on the date of grant and the Fair Market Value of the Share on the date of Exercise.

Section 6.3.  Restrictions on Transfer of SARs.  Each SAR granted under this Article VI may not be Transferred except by will or the laws of descent and distribution or as otherwise provided in Section 6.5, and during the lifetime of the Grantee to whom it was granted, may be exercised only by such Grantee.

Section 6.4.  Exercise of SARs.

(a)  A Grantee, or his or her executors or administrators, or heirs or legatees, shall exercise a SAR of the Grantee by giving written notice of such exercise to the Company (the “SAR Exercise Date”).  SARs may be exercised only upon the completion of the SAR Vesting Period applicable to such SAR.

(b)  Within ten (10) days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the Grantee shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date (the “Cash Payment”), reduced by the Tax Withholding Liability arising from such exercise.

               Section 6.5.  Designation of Beneficiaries.  A Grantee may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the Grantee under this Article VI in case of Death.  A designation of beneficiary may be replaced by a new designation or may be revoked by the Grantee at any time.  A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Grantee and delivered to the Company prior to the Grantee’s Death.  In case of the Grantee’s Death, the amounts to be distributed to the Grantee under this Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries.  The amount distributable to a Grantee upon Death and not subject to such a designation shall be distributed to the Grantee’s estate.  If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the Grantee, in which event the Company shall have no further liability to anyone with respect to such amount.

ARTICLE VII
BOOK VALUE SHARES

Section 7.1.  Grant of Book Value Shares. The Company may grant Book Value Shares to Eligible Directors and Eligible Employees as provided in this Article VII.  Book Value Shares will be deemed granted only (i) authorization by the Committee and (ii) the execution and delivery of a Book Value Share Agreement by the Grantee and a duly authorized officer of the Company.  Book Value Shares will not be deemed granted hereunder merely upon authorization of such grant by the Committee.  The aggregate number of Book Value Shares potentially granted shall not exceed the total number of shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 7.2.  Initial Value.   The initial value of each Book Value Share granted under this Plan (the “Initial Value”) shall be the book value of the Common Stock on the day of issuance.

Section 7.3.  Terms and Conditions of Book Value Shares.

(a)  All Book Value Shares must be granted within ten (10) years of the Effective Date.

(b)  The Committee may make more than one grant of Book Value Shares to a Grantee.

(c)  Each grant of Book Value Shares shall be evidenced by a Book Value Share Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article VII.

(d)  Nothing contained in Article VII, any Book Value Share Agreement or in any other agreement executed in connection with the granting of Book Value Shares under this Article VII will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(e)  Except as otherwise provided herein, each Book Value Share Agreement may specify the period or periods of time within which each Book Value Share or portion thereof will first become redeemable (the “Vesting Period”) with respect to the total number of Book Value Shares acquirable thereunder.  Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion provided that such acceleration is consistent with Section 409A.

Section 7.4.  Redemption of Book Value Shares.

(a)  A Grantee must be an Eligible Employee or Eligible Director at all times from the date of grant until the redemption of the Book Value Shares granted, except as provided in Section 2.7(b).

(b)  A Book Value Share may be redeemed to the extent redeemable by giving written notice of redemption to the Company, specifying the number of full Book Value Shares to be redeemed and, if applicable, accompanied by full payment of the amount of the Tax Withholding Liability pursuant to Section 7.4(c) below.

(c)  As a condition to the redemption, in full or in part, of the Book Value Shares, the Grantee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Tax Withholding Liability required in connection with such exercise.

(d)  Book Value Shares shall be redeemed for (i) the then current book value of the Common Stock and the mark to market valuation of the Company’s investment securities portfolio in accordance with FASB 115 less (ii) the Initial Value per share.

(e)  The monies due shall be payable to the Grantee either in United States dollars, in cash or by check, draft or money order payable to the order of the Grantee.

Section 7.5.   Rights of Grantees of Book Value Shares.

(a)  A Grantee shall have no rights as a stockholder of the Company unless and until he receives Book Value Shares at the conclusion of the Vesting Period.

(b)  A Grantee shall have no rights other than those of a general creditor of the Company.  Book Value Shares represent an unfunded and unsecured obligation of the Company.

(c)  Unless the Committee otherwise provides in a dividend agreement awarded to the Grantee at the time of the Book Value Agreement, the Grantee shall have no rights to dividends, whether cash or stock, or an adjustment for dividends, except as provided in Sections 2.3(b) and 2.3(c).  No adjustment shall be made if the adjustment would cause the Book Value Shares granted hereunder to be considered deferred compensation for purposes of Section 409A, or would otherwise subject the Book Value Shares to Section 409A.

Section 7.6.    Restrictions on Transfer.  A Book Value Share granted under Article VII may not be Transferred except by will or the laws of descent and distribution or as otherwise provided in Section 7.7, and during the lifetime of the Grantee to whom it was granted, may be exercised only by such Grantee.

Section 7.7.  Designation of Beneficiaries.  A Grantee may designate a beneficiary or beneficiaries to receive all or part of the cash to be distributed to the Grantee under this Article VII in case of Death.  A designation of beneficiary may be replaced by a new designation or may be revoked by the Grantee at any time.  A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Grantee and delivered to the Company prior to the Grantee’s Death.  In case of the Grantee’s Death, the amounts to be distributed to the Grantee under this Article VII with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VII to the designated beneficiary or beneficiaries.  The amount distributable to a Grantee upon Death and not subject to such a designation shall be distributed to the Grantee’s estate.  If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VII, the amount in question may be paid to the estate of the Grantee, in which event the Company shall have no further liability to anyone with respect to such amount.

Section 7.8.  Evidence of Participation. In lieu of certificates representing the Book Value Shares issued pursuant to this Plan, the Book Value Share Agreement shall serve as evidence of ownership.

ARTICLE VIII
MISCELLANEOUS

Section 8.1.  Application of Funds.  The proceeds received by the Company from the sale of Shares pursuant to the exercise of Rights will be used for general corporate purposes.

Section 8.2.  No Obligation to Exercise Right.  The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

Section 8.3.  Term of Plan.  Except as otherwise specifically provided herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

Section 8.4.  Captions and Headings; Gender and Number.  Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction of this Plan.  As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

Section 8.5.  Expenses of Administration of Plan.  All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company or by one or more Subsidiaries.  The Company shall indemnify, defend and hold each member of the Committee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Committee’s powers and the discharge of the Committee’s duties hereunder.

Section 8.6.  Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

Section 8.7.  Inspection of Plan. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Company and shall be shown to any proper person making inquiry about it.

Section 8.8.  Severable Provisions.  The Company intends that the provisions of Articles III, IV, V, VI and VII, in each case together with Articles I, II and VIII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.